                                                                    Exhibit 4.2

Adopted by directors on March 28, 2003
Approved by shareholders on June 10, 2003

                       ANTIGENICS INC. DIRECTORS' DEFERRED
                                COMPENSATION PLAN


                                   ARTICLE I

                                    GENERAL

     1.1 Establishment of Plan. Antigenics Inc. ("Antigenics") hereby establishes the Antigenics Directors' Deferred Compensation Plan (the "plan"), effective as of June 11, 2003, to allow each member of the Antigenics Board of Directors who is not also an officer or employee of Antigenics to defer receipt of all or a portion of the cash compensation payable to him or her as a director of Antigenics until his or her termination of service as a director or, subject to requirements set forth in Section 3.1, such other date as may be specified by him or her.

     1.2 No Right to Corporate Assets. This plan is unfunded and Antigenics will not be required to set aside, segregate, or deposit any funds or assets of any kind to meet its obligations hereunder. Nothing in this plan will give a participant, a participant's beneficiary or any other person any equity or other interest in the assets of Antigenics, or create a trust of any kind or a fiduciary relationship of any kind between Antigenics and any such person. Any rights that a participant, beneficiary or other person may have under this plan will be solely those of a general unsecured creditor of Antigenics.

     1.3 Limitation on Rights Created by Plan. Nothing in this plan will give a participant any right to continue as a director of Antigenics.

     1.4 Nonalienation of Benefits. The rights and benefits of a participant in this plan are personal to the participant. No interest, right or claim under this plan and no distribution therefrom will be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, anticipation, garnishment, attachment, execution or levy, except by designation of beneficiaries as provided in Section 3.6.

     1.5 Binding Effect of Plan. This plan will be binding upon and inure to the benefit of participants and designated beneficiaries and their heirs, executors and administrators, and to the benefit of Antigenics and its assigns and successors in interest.

     1.6 Administration. This plan will be administered by the Chief Financial Officer of Antigenics or other officer designated by the Board of Directors (the "Administrator") who will have sole responsibility for its interpretation.

     1.7 Interpretation. This plan will be construed, enforced and administered according to the laws of the Commonwealth of Massachusetts.

                                   ARTICLE II

                            DEFERRAL OF COMPENSATION

     2.1 Deferral Agreement. Any member of the Board of Directors of Antigenics who is not an officer or employee of Antigenics or its subsidiaries (an "outside director") is eligible to participate in this plan. An outside director may participate in the plan by executing an agreement before September 30 of any year prior to the calendar year in which such agreement will take effect authorizing Antigenics to defer all or a portion of his or her compensation as director (the "deferral agreement"). A deferral agreement will remain in effect for each succeeding calendar year unless the participant files a written revocation or superseding deferral agreement with the Administrator. A deferral agreement for any particular year is irrevocable after the last day of the immediately preceding calendar year.

     2.2 Amount of Deferral. Each participant may elect in his or her deferral agreement to defer 25 percent, 50 percent, 75 percent or 100 percent of the total cash compensation paid to the participant as an outside director of Antigenics.

     2.3 Deferral Account. For bookkeeping purposes only, the Administrator will establish and maintain an account (the "deferral account") for each participant which documents the compensation deferred by the participant, earnings credited to the account and payments from the account. The deferral account will consist of a subaccount for amounts earning interest, which will be denominated on a dollar basis (the "cash account"), and a subaccount for amounts invested in hypothetical shares of Antigenics common stock, $0.01 par value, which will be denominated on a share basis (the "stock account"). Each participant will indicate in his or her deferral agreement the percentage of future deferrals to be invested in the cash account and the stock account. Amounts may not be transferred between the cash account and the stock account.

     2.4 Cash Account. As of the tenth business day of each calendar year, the Administrator will credit to the participant's cash account an amount equal to the amount of compensation otherwise payable to the participant in the preceding calendar year which the participant has elected to defer and invest in the cash account. As of the last day of each calendar year, the Administrator will credit interest on the balance in the cash account on that date at the rate paid on one-year Treasury bills hypothetically purchased on the first day of such calendar year. For a participant receiving installment payments, interest will be credited on the balance from time to time remaining in the cash account until the account has been completely paid.

     2.5 Stock Account. As of the tenth business day of each calendar year, the Administrator will credit to the participant's stock account a number of units representing shares of common stock equal to the amount of compensation otherwise payable to the participant in the preceding calendar year which the participant has elected to defer and invest in common stock divided by the applicable stock price for such common stock. The applicable stock price shall mean the average of the closing price for such common stock for all trading days during the applicable calendar year as reported by the Nasdaq National Market or, if not then traded on the Nasdaq National Market, as reported by a system or organization selected by the Administrator. As of the date of payment of any cash dividend on shares of common stock, the Administrator will credit to the stock account a number of units representing shares of the common stock equal to (i) the cash dividend per share times the number of units representing shares credited to the stock account as of the dividend record date divided by (ii) the closing price for such shares of common stock on the date of payment of the dividend. As of the date of payment of any stock dividend on shares of common stock, the Administrator will credit to the stock account a number of units representing shares equal to the stock dividend declared times the number of units representing shares of common stock upon which such dividend was declared credited to the stock account as of the dividend record date. In the event of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares or similar change affecting the common stock, appropriate adjustment will be made in the number and/or kind of units representing shares credited to the stock account. The stock account is maintained for bookkeeping purposes only. Prior to distribution to a participant under Section 3.3 or 3.4, units representing shares credited to the stock account are not considered actual shares of common stock of Antigenics for any purpose and a participant will have no rights as a stockholder with respect to such shares. Units representing shares will include fractional units computed to three decimal places.

     2.6 Shares Subject to the Plan. The aggregate number of shares of common stock which have been reserved for issuance under this plan is 100,000. In the event of any stock dividend, split-up, combination or reclassification of shares, recapitalization or similar capital change relating to the common stock, the maximum aggregate number and kind of shares or securities of Antigenics that may be issued under the plan shall be appropriately adjusted by the Antigenics Board of Directors (whose determination shall be conclusive).

                                  ARTICLE III

                        PAYMENT OF DEFERRED COMPENSATION

     3.1 Commencement of Payment. Each participant will elect in his or her deferral agreement to have payments commence in the calendar year following his or her termination of service as a director or such other calendar year as may be specified; provided, however, that if a participant elects to have payments commence in a calendar year other than the calendar year following his or her termination of service as a director, the earliest calendar year that a participant may elect to have payments commence shall be the second calendar year following the date of such election. For example, a deferral agreement executed in 2004 may not specify a payment commencement date earlier than 2006. Such election will be irrevocable.

     3.2 Election of Form of Payment. Each participant will elect in his or her deferral agreement to have his or her deferral account paid in either a lump sum or in annual installments for a period specified by the participant, which period may not exceed five years.

     3.3 Lump Sum Payments. A participant who elects to have his or her deferral account paid in a lump sum will receive the lump sum payment on or before March 1 of the year specified in the deferral agreement for commencement of payment. The lump sum payment will consist of (a) cash in the amount credited to his or her cash account, and (b) subject to Section 3.5, the number of shares of common stock equal to the number of units representing shares credited to his or her stock account; provided, however, that no fractional shares will be issued under the plan and the number of shares issued will be rounded down to the nearest full share.

     3.4 Installment Payments. A participant who elects to have his or her deferral account paid in annual installments will receive an installment payment on or before March 1 of each year that installments are due commencing with the year specified in his or her deferral agreement. Each installment payment will consist of (a) cash in the amount credited to his or her cash account on the date of payment divided by the number of annual installments remaining to be paid, and (b) subject to Section 3.5, the number of shares of common stock equal to the number of units representing shares credited to his or her stock account divided by the number of annual installments remaining to be paid; provided, however, that no fractional shares will be issued under the plan and the number of units representing shares issued will be rounded down to the nearest full share.

     3.5 Limitation on Stock Distributions. If a participant would receive any payment from his or her stock account in excess of the number of shares remaining under the plan, such participant shall receive cash in an amount equal to a number of units representing shares of common stock in his or her stock account times the closing price for such common stock as of the trading day preceding the date of distribution as is necessary to avoid exceeding such remaining number. If more than one participant is in that situation, the Administrator will determine allocations among participants.

     3.6 Beneficiaries. A participant may designate in his or her deferral agreement a beneficiary or beneficiaries (which may be an entity other than a natural person) to receive any payments to be made upon his or her death. A participant may elect to have payments to beneficiaries paid in a lump sum or in annual installments for a period not to exceed five years. At any time, and from time to time, a participant may change or revoke his or her designation of beneficiary or form of payment without the consent of any beneficiary. Any such designation, change or revocation must be made in writing and filed with the Administrator. If the participant designates more than one beneficiary, any payments to beneficiaries will be made in equal percentages unless the participant designates otherwise. Any portion of a participant's deferral account that is not disposed of by designation of beneficiary upon the participant's death will be paid to his or her estate.

     3.7 Payments on Death. If a participant dies before full payment of his or her deferral account, Antigenics will make payments to the participant's designated beneficiary or beneficiaries, or to his or her estate, of the amount remaining in the deceased participant's deferral account. Such payments will be in the form designated by the participant and will commence on the tenth business day of the calendar year following the death of the participant (or as soon thereafter as practicable) and, in the case of annual installments, will be paid on or before March 1 of each succeeding year. The Administrator may, in his or her discretion, accelerate payment of the cash account, but not the stock account, upon a participant's death.

     3.8 Hardship Distributions from Accounts. The Administrator may, in his or her discretion, distribute a portion or all of a participant's cash account in case of an unanticipated emergency that is caused by an event beyond the control of the participant and that would result in severe financial hardship to the individual if early withdrawal were not permitted. The

Administrator will determine the date of payment of the distribution. Hardship distributions are not permitted from a participant's stock account.

                                   ARTICLE IV

                            AMENDMENT AND TERMINATION

     4.1 Amendment. Antigenics may, without the consent of any participant, beneficiary or other person, amend the plan at any time and from time to time; provided, however, that no amendment will reduce the amount credited prior to such amendment to the deferral account of any participant.

     4.2 Termination. Antigenics may terminate the plan at any time. Upon termination of the plan, payments from a participant's deferral account shall be made in the manner and at the time prescribed in Article III; provided, however, that Antigenics may, in its discretion, distribute a participant's deferral account in a lump sum as soon as practicable after the date the plan is terminated.

                       ANTIGENICS INC. DIRECTORS' DEFERRED
                                COMPENSATION PLAN

                               DEFERRAL AGREEMENT

The undersigned, an outside director of Antigenics Inc. eligible to participate in the Antigenics Inc. Directors' Deferred Compensation Plan (the "Plan"), hereby elects as follows with respect to any director fees hereafter earned by the undersigned, subject to the acknowledgment and agreement of the Plan's
Administrator:

PART I - DEFERRAL ELECTION

I elect to defer:

     ___________% of all amounts that would otherwise be cash compensation payments, or

     $__________ (but not more than 100% of such payments)

PART II - NOTIONAL INVESTMENT OF DEFERRALS

Allocate all amounts deferred hereunder as follows [ALLOCATIONS MUST TOTAL
100%]:

     Percentage allocated to the "cash account" as that term is
     defined in the Plan (not more than 100%):                     ________%

     Percentage allocated to the "stock account" as that term is defined in the Plan (not more than 100% minus the percentage
     allocated to cash account):                                   ________%

PART III - DISTRIBUTION

All amounts deferred hereunder will be paid (or commence to be paid) in [SELECT ONE]:

     ______ The calendar year following the calendar year in which the undersigned ceases to serve as a director of the Company; or

     ______ Calendar year ___________ (see Section 3.1 of the Plan)

All amounts deferred hereunder will be paid either:

     _____ In a single lump sum, or

     _____ In annual installments over _____ (not more than five) years

The undersigned acknowledges that he/she has received a copy of the Plan and that the elections made by this Form are subject in all respects to the terms of the Plan. Without limiting the foregoing, the undersigned acknowledges that amounts deferred hereunder represent an unfunded and unsecured obligation of Antigenics Inc.; that the undersigned's right to any such deferred amounts are those of a general creditor and are nontransferable except at death; that nothing herein or in the Plan obligates Antigenics Inc. to establish a trust or otherwise to set aside any assets to satisfy its obligations hereunder; and that neither the elections set forth herein nor the beneficiary designation (if any) set forth below shall take effect unless accepted the Administrator (as that term is defined in the Plan). The undersigned hereby further acknowledges that the deferral election set forth above applies only to fees earned after the date hereof and will continue to apply for all future periods unless revoked or modified prior to the beginning of the calendar year in which such revocation or modification is to take effect.


                                              ______________________________
                                              Signature

Date:    _____________





BENEFICIARY DESIGNATION (OPTIONAL)

The above participant in the Plan, revoking any and all prior beneficiary designations under the Plan, hereby designates the following person or persons as beneficiary(ies) to receive any and all amounts (whenever deferred) that are payable to the undersigned under the Plan and that remain unpaid at the death of the undersigned:

Name: _________________________________


Address: ______________________________

         ______________________________



                                              ______________________________
                                              Signature

Date: _______________________




                          * * * * * * * * * * * * * * *


The foregoing Plan elections (and beneficiary designation, if any) are hereby accepted and agreed:


                                              _______________________________
                                              Administrator


Date: _______________________